EXHIBIT 23.1


                               George Stewart, CPA
                     2301 South Jackson Street, Suite 101-G
                            Seattle, Washington 98144






                          INDEPENDENT AUDITORS' CONSENT






     We consent to the incorporation by reference in the Registration Statement of L.L. Brown International, Inc. on Form S-8 to be filed on or about January 17, 2002 of our report dated March 2, 2001 on the consolidated financial statements of L.L. Brown International, Inc., and subsidiaries which expresses an unqualified opinion appearing in the Annual Report on Form 10- KSB of L.L. Brown International, Inc., for the years ended December 31, 2000 and 1999.




/s/ George Stewart
------------------------------
George Stewart, CPA
January 22, 2002